                                                                    Exhibit 10.4

                                 AMENDMENT NO. 1
                             TO EMPLOYMENT AGREEMENT
                             -----------------------



         This Amendment No. 1 is entered into on this 26th day of September, 1996, between STEPHEN C. FLETCHER ("Employee") and THE MOUNTBATTEN SURETY COMPANY, INC. (the "Corporation"). In consideration of the mutual covenants herein, and intending to be legally bound hereby, the parties agree as follows:


         1. Background. The parties entered into an Employment Agreement dated March 15, 1992 (the "Agreement"), and Employee commenced his employment with the Corporation on April 16, 1992. In May 1994, the Corporation changed its name from the Mountbatten Environmental Insurance & Surety Company, Inc. to its present name. Thereafter, the Corporation became a public company and the parties now desire to amend the Agreement on the terms set forth below.


         2. Amendment. Paragraph 5 of the Agreement shall be amended to read in its entirety as follows: ---------


         "5.      At-will Employment

                  "(a) Employee's employment with Corporation began on April 16, 1992 and will continue until terminated as hereafter set forth.


                  "(b) This Agreement and all of Employee's rights hereunder shall terminate upon the death of Employee, and neither Employee nor his estate shall have any further rights hereunder except for any unpaid compensation and reimbursements through the date of death.

                  "(c)Employee's employment hereunder shall be "at will" and except as set forth in paragraph (d) and (e) below, either party shall have the right to terminate this Agreement at any time, pursuant to the following terms and conditions:

                  (1) Corporation shall have the right to terminate Employee's employment and rights to compensation hereunder by providing to Employee either (a) 90 days' prior written notice of such termination or (b) immediate notice of termination together with an undertaking to continue payment of Employee's compensation under this Agreement for 90 days, provided that Employee abides by all obligations of his under this Agreement. Upon the effective date of termination specified in such notice, this Agreement shall terminate except for the provisions which expressly survive termination, and Employee shall vacate the offices of the Corporation.

                  (2) Employee shall have the right to terminate his employment hereunder by providing ninety (90) days' written notice to the Board of Directors. Thereafter, this Agreement shall terminate except for the provisions which expressly survive termination.



                  "(d) Corporation shall have the right at any time upon prior written notice immediately to terminate Employee's employment hereunder for just cause. For the purpose of this Agreement, "termination for just cause" shall mean termination only for personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties (if Corporation gives Employee written notice thereof and he fails to correct such failure within 30 days), willful violation of any law, rule or regulation or final cease-and-desist order to be enforced by any regulatory agency with jurisdiction over Corporation or any of its affiliates or material breach of any provision of this Agreement (if Corporation gives Employee written notice thereof and he fails to correct such failure within 30 days). For purposes of this paragraph, no act or failure to act on the Employee's part shall be considered "willful" or "intentional" unless done or omitted to be done by him in bad faith and without reasonable belief that his action or omission was in the best interest of Corporation; provided that any act or omission to act on the Employee's behalf in reliance upon an opinion of counsel to Corporation shall not be deemed to be willful or intentional. In the event employment is terminated for just cause, Employee shall have no right to compensation or other benefits for any period after such date of termination.

                  "(e) Employee may terminate his employment hereunder for good reason. For purposes of this Agreement, "good reason" shall mean any of the following occurrences without Employee's express written consent within one year subsequent to a change in control of the Corporation:

                  (1) the assignment to Employee of any duties inconsistent with Employee's positions, duties, responsibilities and status with the Corporation;

                  (2) a change in Employee's reporting responsibilities, titles or offices as in effect immediately prior to a change in control of the Corporation;

                  (3) any removal of Employee from, or any failure to re-elect Employee to, any of such positions, except in connection with a termination of employment for just cause, death, or retirement;

                  (4) a reduction by the Corporation in Employee's annual salary as in effect immediately prior to a change in control or as the same may be increased from time to time; or

                  (5) the failure of the Corporation to continue effect any bonus, benefit or compensation plan, life insurance plan, health and accident plan or disability plan in which Employee is participating at the time of a change in control of the Corporation, or the taking of any action by the Corporation which would adversely affect Employee's participation in or materially reduce Employee's benefits under any such plans.

                  "(f) For purposes of this Agreement, a "change in control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than the Corporation or any "person" who on the date hereof is a director or officer of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities, or (ii) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

                  "(g) If Employee shall terminate his Employment for good reason pursuant to paragraph (e) or if the Corporation terminates Employee other than for just cause within one year after a change in control of the Corporation, then in lieu of any further salary payments to Employee for periods subsequent to the date of termination, the Corporation shall pay as severance to Employee an amount equal to (i) the average aggregate annual compensation paid to the Employee and includable in the Employee's gross income for federal income tax purposes during the five calendar years preceding the taxable year in which the date of termination occurs (or such lesser amount of time if the Employee has not been employed by the Corporation for five years at the time of termination) by the Corporation and any of its subsidiaries subject to United States income tax, multiplied by (ii) 2.99, such payment to be made in a lump sum on or before the fifth day following the date of termination; provided, however, that if the lump sum severance payment under this paragraph, either alone or together with other payments which the Employee has the right to receive from the Corporation, would constitute an "excess parachute payment" as defined in
     Section 280G of the Internal Revenue Code of 1986 (the "Code"), such that Employee has or may have liability for any excise tax under Section 4999 of the Code, at the time payment is due or at the time of determination that the same includes an "excess parachute payment", whichever is later, that portion characterized as "excess" shall be treated as a loan by the Corporation to the Employee, repayable on the following terms: the principal shall be payable on the tenth annual anniversary of the actual date of payment or the date of determination of the "excess", whichever is later, with interest until paid, fixed at the applicable federal rate in effect under Section 7872(f) (2) for the month in which such date occurs and which shall accrue annually if not paid and thereupon be added to principal, subject to the Employee's right to prepay interest or principal in whole or in part at any time without premium or penalty. The determination of the amount of any "excess parachute payment" shall be made by independent counsel to the Corporation in consultation with the independent certified public accountants of the Corporation. If for any reason the basis for termination of this Agreement or payment of amounts under this paragraph is disputed by either party to this Agreement or any other person or agency, then pending resolution of any such dispute, within five days after the due date of such payment, the Corporation shall deliver the entire amount calculated in accordance with this paragraph to an independent trustee to hold in an interest-bearing account in trust for the benefit of the Employee and the Corporation, whichever may be ultimately entitled to the same. The trustee shall be a bank or savings institution (other than the Corporation) with deposits of at least $50,000,000, unrelated to any parties in the dispute, and disinterested in any transaction arising out of or engendering the dispute. If the parties are unable to agree upon a trustee within the foregoing time period, then either party may seek immediate relief from a court of competent jurisdiction. In addition, the Corporation agrees that Employee would have no adequate remedy at law for breach of the foregoing obligations, and Employee shall be entitled to immediate injunctive and other appropriate equitable relief to enforce the same."

         3. Notices. Subparagraph (b) of Paragraph 9 is amended with regard to notice to the Corporation as follows:

                  "(b) If to Corporation to:

                           The Mountbatten Surety Company, Inc.
                           33 Rock Hill Road
                           Bala Cynwyd, PA 19004

                           with a required copy to:

                           Gary L. Bragg, Esquire
                           O'Neill, Bragg & Staffin, P.C.
                           531 Plymouth Road, Suite 500
                           Plymouth Meeting, PA 19462"

         4. Effect. Except as set forth in this Amendment No. 1, the Agreement shall remain in full force and effect, and as Amended hereby, the Agreement is hereby ratified and confirmed by the parties.


         IN WITNESS WHEREOF, the parties have executed or caused to be executed this Amendment No. 1 on the date first written above.


                                                 "Employee":



                                                       /s/ Stephen C. Fletcher
                                                           -------------------
                                                           Stephen C. Fletcher



                                                 "Corporation":

                                                         THE MOUNTBATTEN SURETY
                                                         COMPANY, INC.


                                                      By:  /s/ Kenneth L. Brier
                                                           --------------------
                                                               Kenneth L. Brier,
                                                                President